UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification Number)
of Incorporation)

46897 Bayside Parkway,
Fremont, California		94538
(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          See Item 5.02 for a description of an agreement for a newly appointed executive officer, which description is incorporated in this item 1.01 by this reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
           Appointment of New Interim Chief Financial Officer.
           Richard H. Janney, age 48, was appointed effective as of September 25, 2006, as interim Chief Financial Officer and interim Principal Accounting Officer of Asyst.
           From 2004 to September 2006, Mr. Janney served as Engagement Manager for Jefferson Wells, a global provider of professional services in the areas of risk, controls, compliance, and financial process improvement. During and after Asyst’s fiscal year ended March 31, 2006, Mr. Janney, and other consultants from Jefferson Wells worked closely with the Company, advising Asyst on its internal controls and processes relating to its financial reporting and assisting the Company in its continuing efforts to comply with its requirements under Section 404 of the Sarbanes-Oxley Act. The Company paid an aggregate amount of approximately $1.68 million to Jefferson Wells for these and other consulting services from April 2005 through July 2006.
           For the current period of his service to Asyst described below, Mr. Janney has agreed to devote his professional time to his positions at Asyst (but may provide limited services to Jefferson Wells that do not conflict with his agreed undertaking with Asyst).
           From 2002 to 2004, he served as an executive consultant providing financial, accounting and consulting services to a variety of companies. From 2000-2002 he was Chief Financial Officer for ZeBU, Inc., a privately held enterprise solution, web-enabled database software company. Before joining ZeBU, he served as Chief Financial Officer for Cholestech Corporation, a publicly-held medical diagnostic equipment manufacturer and as Acting Chief Financial Officer for the business operations of G. Gund III, an individual. Mr. Janney began his career with Price Waterhouse, LLP (1984-1992), serving most recently as Audit Manager.
           Mr. Janney, Jefferson Wells, and Asyst entered into a fixed term contract for Mr. Janney’s services to be provided to Asyst through November 30, 2006. Under the contract, the Company will pay to Jefferson Wells an hourly rate of $200 for Mr. Janney’s services during that period, and reimburse reasonable out-of-pocket expenses actually incurred. Asyst agreed under the contract to provide Mr. Janney with indemnification consistent with the Company’s general indemnification policies. Mr. Janney is not eligible for any other compensation or benefits from the Company.
Item 8.01. Other Events.
          In a Form 8-K filed on July 20, 2006, reporting the closing of a Share Purchase Agreement among Asyst Technologies, Inc. (“ATI”), ATI’s majority-owned subsidiary Asyst Japan, Inc. (“AJI”), and Shinko Electric Co., Ltd. (“Shinko”) relating to the purchase of shares of Asyst Shinko Inc. (“ASI”) not already owned by AJI, ATI stated that within 71 days after July 20, 2006, ATI would file pro forma financial statements relating to the acquisition (ATI believes that, due to its prior majority ownership, separate audited financial statements of ASI are not required). However, ATI will not be able to file these pro forma financial statements by that date because of the previously announced delay in filing its Form 10-K for the fiscal year ended March 31, 2006. ATI expects to file an amended Form 8-K to include the pro forma financial information as soon as practicable after filing the Form 10-K and delayed Form 10-Q for the fiscal quarter ended June 30, 2006. In light of NASDAQ listing standards that require timely filing of reports with the SEC, ATI provided notice to NASDAQ of this delay on September 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: September 29, 2006	By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel and Secretary

3